UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2008 (September 10, 2008)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 10, 2008, Inland American Real Estate Trust, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into the First Amendments to Master Management Agreements with each of Inland American Apartment Management LLC, Inland American Retail Management LLC, Inland American Office Management LLC and Inland American Industrial Management LLC, each a Delaware limited liability company (collectively, the “Property Managers”).

The amendments extend the term of the master management agreements with each of the Property Managers through August 31, 2009.  In all material respects, the terms of the master management agreements remain unchanged.  However, each amendment also includes, as Exhibit A thereto, an amended and restated Form of Management Agreement, which we and the applicable Property Manager will enter into in the event that we acquire a property that we would like that Property Manager to manage. The amended and restated Form of Management Agreement permits the applicable Property Manager to sign leases for a particular property for terms not exceeding one year without our consent, or for longer periods with our prior approval, and permits the Property Manager to select the counsel of its choice to handle any litigation related to that property, subject to our approval.  Further, the amended and restated Form of Management Agreement states that we and our subsidiaries will not be required to limit the liability of, waive any claims against, or indemnify and hold harmless any person or entity except to the extent permitted by the master management agreement.  The master management agreements allow us to indemnify the Property Managers and their affiliates, officers, directors, employees and agents (referred to herein as the “indemnitees”) to the same extent that we may indemnify our own officers, directors, employees and agents under our charter and bylaws so long as (1) our board of directors has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in our best interests; (2) the indemnitee was acting on behalf of, or performing services for, us; (3) the liability or loss was not the result of negligence or misconduct on the part of the indemnitee; and (4) any amounts payable to the indemnitee are paid only out of our net assets and not from any personal assets of any of our stockholders.

In addition, the amended and restated Form of Management Agreement applicable to our multi-family properties specifically requires Inland American Apartment Management LLC to comply with the provisions of any federal, state or local law prohibiting discrimination in housing on the basis of race, color, creed, handicap or national origin, and to forward to us only those material notices relating to each property, rather than all notices or complaints it receives with respect to the property.

The information set forth above with respect to the amendments does not purport to be complete in scope and is qualified in its entirety by the full text of the amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated into this Item 1.01 disclosure by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

10.1	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC
10.2	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC
10.3	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC
10.4	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  September 16, 2008

Exhibit Index

Exhibit No.       Description

10.1	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC
10.2	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC
10.3	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC
10.4	First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC